Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-XXXXX) on Form S-3 of HF Sinclair Corporation of our report dated February 16, 2022, with respect to the combined consolidated financial statements of Hippo Holding, LLC and Sinclair Transportation Company and their subsidiaries, which report appears in the Form 8-K/A of HF Sinclair Corporation dated March 16, 2022, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Salt Lake City, Utah

April 7, 2022